As filed with the Securities and Exchange Commission on June 23, 2003

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

RITA MEDICAL SYSTEMS, INC.

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	94- 3199149 (I.R.S. Employer Identification No.)

967 N. Shoreline Blvd.

Mountain View, CA 94043

(Address of Principal Executive Offices)

RITA Medical Systems, Inc. 2000 Stock Plan

(Full title of the plan)

Donald Stewart

Acting Chief Executive Officer, Chief Financial Officer

and Vice President, Finance & Administration

RITA Medical Systems, Inc.

967 N. Shoreline Blvd.

Mountain View, CA 94043

(Name and address of agent for service)

(650) 314-3400

(Telephone number, including area code, of agent for service)

Copy to:

Mark B. Weeks

Amy E. Paye

Ughetta T. Manzone

Venture Law Group

A Professional Corporation

2775 Sand Hill Road

Menlo Park, California 94025

(650) 854-4488

CALCULATION OF REGISTRATION FEE

Title of each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

RITA Medical Systems, Inc. 2000 Stock Plan

Common Stock, $.001 par value	1,000,000 Shares	$3.43 (2)	$3,430,000	$277.49
TOTAL	1,000,000 Shares

(1)	This registration statement shall also cover any additional shares of common stock which become issuable under any of the plans being registered pursuant to this registration statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the registrant’s outstanding shares of common stock.
(2)	Estimated in accordance with Rule 457(h) under the Securities Act solely for the purpose of calculating the registration fee. The computation with respect to unissued options is based upon the average high and low sale prices of the common stock as reported on the Nasdaq National Market on June 17, 2003.

The contents of the Registration Statement on Form S-8 filed by the issuer on July 31, 2001, file number 333-66346, are hereby incorporated by reference. This Registration Statement relates solely to the registration of additional securities of the same class as other securities for which a registration statement on this form relating to an employee benefit plan is effective.

[Signature Pages Follow]

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mountain View, State of California, on June 23, 2003.

RITA MEDICAL SYSTEMS, INC.

By:	/s/ DONALD STEWART
Donald Stewart Acting Chief Executive Officer, Chief Financial Officer and Vice President, Finance and Administration

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Donald Stewart, his or her attorney-in-fact and agent, with the power of substitution and resubstitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file such amendments, together with exhibits and other documents in connection therewith, with the Securities and Exchange Commission, granting to the attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as he or she might or could do in person, and ratifying and confirming all that the attorney-in-fact and agent, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ DONALD STEWART Donald Stewart	Acting Chief Executive Officer (Principal Executive Officer)	June 23, 2003

/s/ DONALD STEWART Donald Stewart	Chief Financial Officer and Vice President of Finance and Administration (Principal Financial and Accounting Officer)	June 23, 2003

/s / VINCENT BUCCI Vincent Bucci	Director	June 23, 2003

/s/ JANET EFFLAND Janet Effland	Director	June 23, 2003

/s/ JOHN GILBERT John Gilbert	Director	June 23, 2003

/s/ SCOTT HALSTED Scott Halsted	Director	June 23, 2003

/s/ RANDY D. LINDHOLM Randy D. Lindholm	Director	June 23, 2003

/s/ F. THOMAS (JAY) WATKINS F. Thomas (Jay) Watkins	Director	June 23, 2003

INDEX TO EXHIBITS

Exhibit Number

5.1	Opinion of Venture Law Group, a Professional Corporation

23.1	Consent of Venture Law Group, a Professional Corporation (included in Exhibit 5.1)

23.2	Consent of PricewaterhouseCoopers LLP, Independent Accountants

24.1	Powers of Attorney (see signature page)